                    THE UNION CORPORATION AND SUBSIDIARIES                Item 6

                       Computation of Primary and Fully               Exhibit 11
                    Diluted Earnings Per Share (Unaudited)

               (Dollars in thousands, except per share amounts)


                                                                      Three Months Ended September 30,
                                                       ------------------------------------------------------------
                                                                    1996                           1995
                                                       -----------------------------  -----------------------------
                                                         Number    Income               Number    Income
                                                           of      Net of  Per Share      of      Net of  Per Share
                                                         Shares    Taxes    Amount      Shares    Taxes    Amount
                                                       ---------  -------  ---------  ---------  -------  ---------
Primary Earnings:
-----------------
Average common shares (based
 on weighted average number
 of shares outstanding)                                5,683,499                      5,580,617

Common stock equivalents
 (stock options)                                         225,702                        140,200
                                                       ---------                      ---------
Net income                                             5,909,201   $1,557    $.26     5,720,817   $1,077    $.19
                                                       =========   ======    ====     =========   ======    ====

Fully Diluted Earnings:
-----------------------
Average common shares (based
  on weighted average number
  of shares outstanding)                               5,683,499                      5,580,617

Common stock equivalents
  (stock options)                                        229,980                        142,530
                                                       ---------                      ---------
Net income                                             5,913,479   $1,557    $.26     5,723,147   $1,077    $.19
                                                       =========   ======    ====     =========   ======    ====
